Exhibit 99(b)

CERTIFICATE REGARDING
PPL TRANSITION BOND COMPANY, LLC'S 10-K
FOR THE YEAR ENDED DECEMBER 31, 2002

In connection with the annual report on Form 10-K of PPL Transition Bond Company, LLC (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer and principal financial officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

  The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this certificate as of this 21th day of February, 2003.

/s/ James E. Abel James E. Abel Manager PPL Transition Bond Company, LLC